                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------

        Date of report (Date of earliest event reported): July 9, 1998


                          ASTORIA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                     0-22228                    11-3170868
         --------                     -------                    ----------
     (State or other              (Commission File             (IRS Employer
     jurisdiction of                  Number)                Identification No.)
     incorporation)


          ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085 (Address of principal executive offices, including zip code)
       Registrant's telephone number, including area code: (516) 327-3000

                                      NONE
          (Former name or former address, if changed since last report)
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ITEMS 1  THROUGH 4, 6, 8 & 9.                NOT APPLICABLE

ITEM 5.  OTHER EVENTS.

         On July 9, 1998, Astoria Financial Corporation, a Delaware corporation ("AFC"), and Long Island Bancorp, Inc., a Delaware corporation ("LIB"), entered into the Second Amendment, dated as of the 9th day of July, 1998 (the "Second Amendment"), to the Agreement and Plan of Merger, dated as of the 2nd day of April, 1998, by and between AFC and LIB (the "Merger Agreement").

         Pursuant to the Second Amendment, AFC and LIB have made a technical correction to the formula to be used to determine whether LIB will have a right to terminate the Merger Agreement as a result of a decline in the market price of AFC's common stock to accurately reflect the parties' intentions at the time the Merger Agreement was entered into.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c) Exhibits. The following Exhibits are filed as part of this report:


    EXHIBIT NO.                                  DESCRIPTION

       2.1 Second Amendment, dated as of the 9th day of July, 1998, to the Agreement and Plan of Merger, dated as of the 2nd day of April, 1998, by and between Astoria Financial Corporation and Long Island Bancorp, Inc.


                                        2
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ASTORIA FINANCIAL CORPORATION


                                       By:/s/ Alan P. Eggleston
                                          ----------------------------
                                          Alan P. Eggleston
                                          Executive Vice President and
                                            General Counsel


Dated: July 9, 1998

                                 EXHIBIT INDEX



          EXHIBIT                               DESCRIPTION

            2.1 Second Amendment, dated as of the 9th day of July, 1998, to the Agreement and Plan of Merger, dated as of the 2nd day of April, 1998, by and between Astoria Financial Corporation and Long Island Bancorp, Inc.






                                        4